UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                         __________

                          FORM 8-K

                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2002

              Commission file number 000-32855
                         __________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

             Delaware                      74-2982117
   (State or Other Jurisdiction of       (IRS Employer
    Incorporation or Organization)     Identification No.)

     401 Whitney Avenue, Suite 400
          Gretna, Louisiana                70056-2596
(Address of Principal Executive Offices)   (Zip Code)

Registrant's Telephone Number, Including Area Code:(504)367-7030


ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 28, 2002, Torch Offshore, Inc. (the "Company") dismissed Arthur Andersen LLP ("Arthur Andersen") and appointed Ernst & Young LLP ("Ernst & Young") to serve as the Company's independent auditors for fiscal year 2002, based upon the recommendation of the Company's Audit Committee. The appointment of Ernst & Young is effective immediately and will commence with a review of the Company's consolidated financial statements for the three months ended June 30, 2002.

The appointment of Ernst & Young was made after careful consideration by the Board of Directors, its Audit Committee and management of the Company. The decision to change auditors was not the result of any disagreement between the Company and Arthur Andersen on any matter of accounting principles and practices, financial statement disclosures or auditing scope or procedure, but, rather, was attributable to the current circumstances surrounding Arthur Andersen and its inability to service the Company.

The audit reports of Arthur Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Additionally, during the Company's two most recent fiscal years and through the date hereof, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years. Also, there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K during the Company's two most recent fiscal years and through the date hereof.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. A letter from Arthur Andersen dated
July 1, 2002, stating its agreement with these statements is attached as Exhibit 16.1.

During the Company's two most recent fiscal years ended December 31, 2001 and 2000, and through the date hereof, the Company did not consult with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

          The following exhibits are filed herewith:

Exhibit No.                   Description

 16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated July 1, 2002.

 99.1    Press  release dated July 2, 2002, "Torch  Offshore
          Appoints Ernst & Young LLP as Independent Auditors for 2002"


                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.


                              By: /s/ WILLIAM J. BLACKWELL
Date: July 2, 2002            -----------------------------
                              William J. Blackwell
                              Chief Financial Officer


                      INDEX TO EXHIBITS

Exhibit No.                   Description

 16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated July 1, 2002.

 99.1    Press  release dated July 2, 2002, "Torch Offshore
          Appoints Ernst & Young LLP as Independent Auditors for 2002"


                                                EXHIBIT 16.1
July 1, 2002

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Torch Offshore, Inc.

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. This individual is no longer with Arthur Andersen LLP. We have read Item 4 included in the Form 8-K dated June 28, 2002 of Torch Offshore, Inc. (Commission File Number 000-32855) to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Copy to:
Mr. William J. Blackwell
Chief Financial Officer
Torch Offshore, Inc.
401 Whitney Avenue, Suite 400
Gretna, LA 70056

                                                EXHIBIT 99.1

NEWS RELEASE
For immediate release to:   Contact: Bill Blackwell (1) 504-367-7030
Analysts, Financial Community, Media        b.blackwell@torchinc.com
                                       Bradley Lowe (1) 504-367-7030
                                                 b.lowe@torchinc.com

  Torch Offshore Appoints Ernst & Young LLP as Independent
                      Auditors for 2002

New Orleans, Louisiana USA, July 2, 2002

Torch Offshore, Inc. (NASDAQ: TORC) (the "Company") announced today that its Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as its independent public accountants for the remainder of the 2002 fiscal year. Prior to this decision, Arthur Andersen LLP ("Arthur Andersen") served as the Company's independent public accountants. Ernst & Young's appointment is effective immediately as they will review the Company's consolidated financial statements beginning with the three months ended June 30, 2002.

Arthur Andersen exhibited the highest level of professionalism and provided exemplary service to the Company since 1997. The appointment of Ernst & Young was made after careful consideration by the Board of Directors, its Audit Committee and management of the Company. The decision to change auditors was not the result of any disagreement between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, but, rather, was attributable to the current circumstances surrounding Arthur Andersen and its inability to service the Company.

Established in 1978, Torch Offshore, Inc. is involved in offshore pipeline installation and subsea construction for the oil and natural gas industry. Torch Offshore is expanding beyond its established shallow water niche market in order to serve the industry's worldwide growing needs in the deep waters.